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                                                                     EXHIBIT 5.1

                    [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]



July 1, 1998



Tesoro Petroleum Corporation
8700 Tesoro Drive
San Antonio, Texas 78217

Gentlemen:

         We have acted as counsel to Tesoro Petroleum Corporation, a Delaware corporation (the "Company"), in connection with (i) the preparation of a shelf Registration Statement on Form S-3 (Registration No. 333-51789) filed by the Company with the Securities and Exchange Commission (the "SEC") (such Registration Statement, as amended, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, among other securities, common stock of the Company (the "Common Stock") and depositary shares; and (ii) the preparation of prospectus supplements in connection with
(x) the issuance of 5,000,000 shares of Common Stock (including 750,000 shares of Common Stock subject to the underwriters' over-allotment option), and (y) 9,000,000 Premium Income Equity Securities ("PIES") (including 1,350,000 PIES subject to the underwriters' over-allotment option) consisting of depositary shares, each representing one one-hundredth of a share of Mandatorily Convertible Preferred Stock (the "Prospectus Supplements"). Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Prospectus Supplements.

         In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of the certificate of incorporation of the Company, the by-laws of the Company, the corporate proceedings with respect to the offering of shares of Common Stock and PIES and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

         We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and




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Tesoro Petroleum Corporation
July 1, 1998
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other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that (i) the shares of Common Stock, the PIES and the Mandatorily Convertible Preferred Stock represented by such PIES, proposed to be issued have been duly and validly authorized for issuance and, when issued, delivered, sold and paid for in accordance with the terms of the Registration Statement and Prospectus Supplements, will be duly and validly issued, fully paid and nonassessable, and (ii) that the shares of Common Stock issuable upon conversion of the PIES have been duly authorized and reserved for issuance upon conversion and, when issued upon such conversion in accordance with the terms of the Certificate of Designation of the Mandatorily Convertible Preferred Stock, will be validly issued, fully paid and nonassessable.

         The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of the States of New York and Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus dated May 14, 1998, and in the supplements which form a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                              Very truly yours,

                                              /s/ FULBRIGHT & JAWORSKI L.L.P.